Exhibit 10.2

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (the “Lease”), made and entered into effective as of the 1st day of April, 2014 (the “Effective Date”), by and between 448 W. MADISON LLC, a Wisconsin limited liability company (“Landlord”), and PROFESSIONAL POWER PRODUCTS, INC., an Illinois corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 1, 2013, as amended (the “Prior Lease Agreement”), whereby Tenant leases from Landlord that certain real estate located in the Village of Darien, County of Walworth, State of Wisconsin; and

WHEREAS, Landlord and Tenant desire to amend and restate the terms of the Prior Lease Agreement to reflect changes in their understanding of their rights and duties to one another, such that all terms and provisions contained in the Prior Lease Agreement shall apply for periods prior to the Effective Date, and all terms and provisions contained in this Lease shall apply for periods on and after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and in consideration of the mutual covenants set forth herein, the parties do hereby agree as follows:

AGREEMENT

1. Leased Premises & Term.

1.1 Premises. Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord approximately 11.55 acres of real estate located at 448 West Madison Street, Darien, Wisconsin, as more fully described on Exhibit A attached hereto, together with all buildings, building fixtures and improvements located thereon, including approximately One Hundred Thirty-Three Thousand Eight Hundred Ninety-One (133,891) square feet of industrial warehouse and office space encompassing the entire building known as 448 West Madison Street (“Building”), the 1.10 acre parking lot owned by Landlord and located across the street from the Building (the “Parking Lot”) and the following equipment: test cell switchgear; two (2) 50-ton top running double grinder cranes; two (2) 30-ton top running cranes; two (2) 20-ton top running cranes and one (1) 5-ton top running crane (“Equipment”), hereinafter collectively designated as the “Premises.” Tenant will have sole and exclusive use of the Premises and the Parking Lot, including any parking spaces located thereon. If Tenant needs additional parking during the Term, Landlord and Tenant shall work together in good faith to determine any additional location(s) on the Premises for Tenant to construct, at Tenant’s sole cost and expense, additional parking areas. In addition to the Premises, Landlord hereby grants to Tenant, for the Term (as it may be extended) (a) all rights, easements and appurtenances, if any, belonging to Landlord or appertaining to the Premises, and (b) all right, title and interest of Landlord in, to and under any and all roads, streets, alleys and ways, if any, bounding the Premises.

1.2 Term. The term of the Lease shall be for seven (7) years commencing on April 1, 2014 (the “Commencement Date”) and shall terminate at 11:59 p.m. on March 31, 2021 (the “Original Term”), unless sooner terminated in accordance with this Lease. Provided that Tenant is not then in material non-monetary Default (being defined as a non-monetary default which is reasonably likely to give rise to damages and/or costs to cure in excess of one (1) months’ Base Rent as in effect at the time the Default occurs) or monetary Default under this Lease (provided that if any such continuing monetary Default or material non-monetary Default does then exist, and if Tenant cures such Default within applicable cure periods under Section 14 hereof, or at any time thereafter and prior to such time as Landlord has elected to exercise its Default remedies of terminating this Lease or Tenant’s right to possession hereunder on account thereof, then any such exercise of Tenant’s extension option rights under this Section shall remain in full force and effect, without regard to such Default), Tenant shall have the right to extend the term of this Lease for one (1) additional term of five (5) years at the rental rate as provided in Section 2.4 hereof (the “Option Term”). The Original Term and the Option Term, if exercised, are together referred to herein as the “Term.” If Tenant intends to exercise the extension option granted herein, Tenant shall give Landlord written notice of its intent to extend the Lease not less than six (6) months prior to the end of the then current expiration date of the Term. If Tenant fails to timely deliver such written notice to Landlord, Landlord shall give Tenant written notice of such failure, and Tenant shall have ten (10) Business Days from Tenant’s receipt of such notice to exercise the Option Term in writing before such right is deemed waived by Tenant.

2. Rent.

2.1 Base Rent. Tenant shall pay to Landlord, at the address set forth in Section 18 or such other place as Landlord may from time to time designate in writing, an initial monthly rental (“Base Rent”) in the amount of approximately Three and Fifty-Nine Hundredths Dollars ($3.59) per square foot, for a total of Four Hundred Eighty Thousand Dollars ($480,000.00) per year, payable in equal monthly amounts of Forty Thousand Dollars ($40,000.00), commencing on the Commencement Date and continuing on the first day of each month thereafter through the first year of this Lease. If the Term of this Lease commences on a date other than the first day of a calendar month, the rent for such partial month shall be prorated based upon the number of days of the Term occurring within such calendar month. Except as otherwise provided in this Lease, Landlord and Tenant agree that the obligation to pay Base Rent is an independent covenant of Tenant, due without any requirement of demand therefore, and, except as otherwise provided in this Lease, shall be an absolute net return to Landlord for the Lease Term free from any expense, charge, deduction or offset.

2.2 Annual Increase. Beginning on the first anniversary of the Commencement Date and annually thereafter on each anniversary, Base Rent shall be adjusted by a percentage equal to the percentage increase in the Consumer Price Index for such year, but not to exceed a maximum of 3% per year in the aggregate. The Consumer Price Index (all goods and services, all urban consumers, U.S. City Average, 1982-84 = 100) published by the United States Department of Labor Bureau of Labor Statistics (“CPI-U”) shall be the index for adjustment. The monthly Base Rent determined as set forth above shall be adjusted to reflect the percentage annual increase or decrease in the index at the applicable commencement of the Lease Year. For each adjustment, the CPI-U for the month and year of the commencement of the new Lease Year shall be compared to the CPI-U for the month and year one year prior to such date. The then current

Base Rent shall be adjusted to reflect the percentage increase or decrease in the CPI-U. In the event the CPI-U for the month in which the adjustment is to be made is not available at that time, the adjustment shall be made as soon as such data is available and the increase or decrease shall be effective retroactive to the commencement of the Lease Year. In the event the CPI-U is discontinued or is revised so that it is materially different than presently constituted, the parties shall use such other index that is substantially similar. Once Landlord has made such calculation, Landlord shall notify Tenant in writing of such increase.

2.3 Lease Year. “Lease Year” shall mean the following designated periods: The first Lease Year shall commence on the Commencement Date. The first Lease Year shall end on the day immediately preceding the day which is the first anniversary of the Commencement Date. If the Commencement Date is not the first day of a calendar month, the first Lease Year shall end on the last day of the month in which the first anniversary of the Commencement Date occurs. The second Lease Year shall commence on the day immediately following the last day of the first Lease Year and each subsequent Lease Year shall commence on the anniversary of the first day of the second Lease Year.

2.4 Base Rent during the Option Term. Base Rent due during the initial Lease Year of any Option Term and on each anniversary of the Commencement Date thereafter during the Option Term, shall be adjusted based upon CPI-U as determined as set forth in Section 2.2 above.

2.5 Additional Rent. All other sums, costs, expenses or obligations required to be paid by Tenant hereunder in excess of Base Rent shall be “Additional Rent,” and as such shall be collectible in the same manner and subject to the same notice and cure period as Base Rent. The term “Rent” shall mean all Base Rent and Additional Rent.

2.6 Triple Net Lease. Except for Landlord’s maintenance, repair and replacement obligations under this Lease, the parties acknowledge that this Lease is intended to be “triple net,” and except as otherwise provided in this Lease, Tenant shall be solely responsible for all sums, costs, or expenses incurred in Tenant’s use and occupancy of the Premises, whether or not such costs or expenses are expressly stated herein.

3. Use of Premises. Tenant shall use the Premises for general office and manufacturing purposes in connection with the current business operations of Tenant and all ancillary purposes and for any other lawful purpose. Tenant’s business operations at the Premises shall be in full compliance with all laws, ordinances, rules and regulations of all public authorities having jurisdiction over the Premises (collectively, “Laws”). Tenant herein indemnifies and holds Landlord harmless from and against any claims, fines, penalties, liabilities, costs and expenses arising or resulting from the failure of the Premises to comply with such Laws if and only if related to Tenant’s business operations at the Premises, unless such failure is due to (a) Landlord’s willful or negligent acts or omissions or those of its contractors, representatives, employees or agents, (b) a violation of Laws existing on the Commencement Date, or (c) with respect to the Building, the Parking Lot and any other the parking lots serving the Building, a change in Laws occurring after the Commencement Date that is not triggered solely by Tenant’s business operations at the Premises. Any compliance with Laws relating to subsections (a), (b) and/or (c), shall be the obligation of Landlord at Landlord’s sole cost and expense. Landlord represents and warrants that upon delivery of the Premises to Tenant all parts of the Premises and the Building including without limitation, all structural elements, the foundation, roof, roof membrane and roof system, exterior walls, plumbing and electrical and other mechanical systems are complete, ready for Tenant’s use and are in good working condition. Landlord represents and warrants that Landlord has received no violation of Laws regarding the condition of the Building as of the Commencement Date. During the Term, Landlord shall comply with all Laws affecting the Premises except to the extent of Tenant’s obligations under this Lease.

4. Tenant’s Obligations.

4.1 Taxes. Tenant shall pay as Additional Rent throughout the Term of this Lease all real estate taxes, charges and assessments, general and special, ordinary and extraordinary, incurred, assessed or imposed attributable to the Term against the land, buildings and other improvements comprising the Premises (collectively the “Taxes”). Taxes for the applicable fiscal tax period in which the Term of this Lease commences and terminates shall be prorated based upon the number of days in the Term of this Lease within such fiscal tax period. Tenant may contest in good faith by appropriate proceedings at its own expense any Taxes provided that Tenant shall first have paid such Taxes if required under law prior to any tax contest. Landlord shall join in any such proceedings and hereby agrees that the same may be brought in its name, if required. Tenant shall be entitled to any refund of any Taxes, and all penalties or interest thereon received by Landlord which shall have been paid by Tenant, or which shall have been paid by Landlord but previously reimbursed in full by Tenant.

4.1.1. Should any governmental authority at any time during the Term of this Lease impose an excise tax, or any other tax or assessment whatsoever, upon or against Landlord (other than an income or franchise tax) based upon the rents payable to Landlord by Tenant, which is by way of substitution for or in addition to the Taxes, then any such excise tax (whether or not now contemplated) shall be deemed to be included in the term “Taxes” as used in Section 4.1 and Tenant shall be obligated to pay for the same as provided in Section 4.1.

4.1.2. Tenant agrees to timely pay when due all personal property taxes, whether assessed against Landlord or Tenant, on the Equipment and Tenant’s furniture, equipment and other items of personal property owned by Tenant and located in or about the Premises.

4.1.3. Tenant shall furnish to Landlord a receipted tax bill or other satisfactory evidence of the payment of all Taxes to be paid by Tenant under this Section 4.1 at least ten (10) days before the same are due and payable. Tenant’s obligations under this Section 4.1 shall survive the expiration or earlier termination of the Lease. A copy of a tax bill from the municipality or governmental authority submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes levied, assessed or imposed against the Premises, which Landlord agrees to deliver within five (5) days after Landlord’s receipt so that Tenant may timely pay same.

4.1.4. If at any time Landlord’s lender requires Landlord to escrow tax payments, Tenant shall pay all Taxes to be paid by Tenant under Section 4.1 to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord or Landlord’s lender. Upon receipt of all statements for Taxes due for a Lease Year, Landlord shall submit to Tenant a written statement of the actual amount of the Taxes for such year and the amount, if any, then paid to Landlord by Tenant. If the total amount paid by Tenant under this Section 4.1.4 for any Lease Year shall be more or less than the actual amount due from Tenant for such Lease Year, as shown in such statement (as same may be prorated based upon the number of days in the Lease Year if less than a full calendar year), either Tenant shall pay to Landlord the shortfall within ten (10) Business Days after receipt of the statement or such excess shall be, at Tenant’s election, either credited against the next installment of Taxes due from Tenant to Landlord or paid to Tenant in cash. Landlord’s and Tenant’s obligations under this Section 4.1 shall survive the expiration of the Term of this Lease. As used in this Lease, “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day. Notwithstanding anything contained herein to the contrary, it is understood and agreed, however, that Tenant shall not be liable to pay (1) any municipal, county, state, or federal income, business activity, occupation, franchise, gross receipts or capital stock taxes of Landlord, nor any municipal, county, state, or federal estate, succession, inheritance, succession, transfer or other taxes assessed against Landlord or the Premises; (2) bonds and/or assessments which have been, or subsequent to the date hereof are, levied for the purpose of funding the costs of construction for all or any portion of the Building or any capital improvements constructed therein or with respect thereto, or any offsite improvements; (3) Taxes on the Premises which are payable pursuant to a separate assessment as described below; or (4) assessment liens against the Premises prior to the Commencement Date.

4.1.5. In the event of a special assessment for a public or private improvement, the life of which extends beyond the Term, the assessment for such improvement shall be amortized over the life of the improvement, and Tenant shall only be responsible to pay the amortized portion as it is amortized during the Term. Notwithstanding the foregoing, in the event a special assessment is billed in installments, Tenant shall only be responsible for each installment coming due during the Term and shall not be responsible for any portion of the assessment which covers a period during which Tenant did not have the right legally to possess the Premises. Special assessments shall not include infrastructural or capital improvements related to the initial development, expansion or modification of the Building, and in no event shall such assessments and taxes be included in Taxes. Tenant shall not be obligated to pay any taxes or assessments unless and except to the extent incurred by Landlord during the Term or attributable to the Term.

4.2 Utilities & Maintenance Services. Landlord agrees to leave in place all existing meters, mains, conduits, and other facilities for providing water, sewer, gas, heat, power, telephone service, and electricity to the Premises. Throughout the Term hereof, Tenant shall be responsible for and shall promptly pay as and when due all charges for heat, water, gas, electricity, telephone, sanitary sewer and other utilities used or consumed in, on or upon the Premises using providers selected by Tenant. Additionally, Tenant will be responsible for any snow plowing or ice removal using providers selected by Tenant. Tenant shall at all times keep the Premises sufficiently heated so as to prevent freezing and deterioration (other than normal wear and tear) thereof and/or of the equipment and facilities contained therein.

4.2.1. Except as otherwise provided in this Lease, no discontinuance of any utility service shall relieve Tenant from performing any of its obligations under this Lease, and Landlord shall not be liable for damages arising out of (and shall not provide rent abatement with respect to) any discontinuance in or failure of any utility service, and no such failure or discontinuation shall be deemed a constructive eviction.

4.2.2. Landlord shall not be liable to Tenant in damages or otherwise if the utilities or services are interrupted or terminated because of necessary repairs, installations, improvements, or any cause beyond Landlord’s reasonable control, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder, except that if Tenant is unable to operate its business or access the Premises for a period of five (5) consecutive days for any reason caused by Landlord or its representatives, employees, contractors and/or agents, there shall be an abatement of all Base Rent and Additional Rent hereunder retroactive to the first day of the interruption and continuing during the entire period of such interruption.

4.3 Insurance.

4.3.1. During the entire Term hereof, Tenant, at Tenant’s sole cost and expense, shall keep in full force and effect a policy of commercial general liability insurance, including contractual liability, with respect to the Premises, and the business operated by Tenant in the Premises, covering injury to or death of persons and damage to property in which the combined single limit is not less than Two Million Dollars ($2,000,000.00), or in such greater amounts as Landlord may reasonably determine in accordance with prudent business practices or as Landlord’s lender may require.

4.3.2. During the entire Term hereof, Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other hazards as are from time to time included in an all-risk policy with a standard extended coverage endorsement, insuring the Premises in an amount equal to the full replacement value of the Premises, all improvements made by or on behalf of Tenant to the Premises, all personal property leased by Tenant from Landlord and all trade fixtures, furnishings and equipment owned by Tenant and located on or within the Premises, in an amount equal to the full replacement value thereof, together with rental interruption insurance in an amount not less than twelve (12) months Base Rent, Additional Rent and Taxes. Landlord may, upon thirty (30) days prior written notice to Tenant, obtain the insurance required under this Section 4.3.2 (with commercially reasonable deductibles) and charge the commercially reasonable cost of such insurance to Lessee as Additional Rent, but in no event shall such cost exceed the cost that Tenant would have incurred had Tenant obtained such insurance.

4.3.3. The policies required under this Section 4.3 shall name Tenant and Landlord and Landlord’s lender as designated by Landlord as additional insureds as their respective interests may appear, and shall contain a clause that the insurer will not cancel the insurance without first endeavoring to give the Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with carriers licensed in the State of Wisconsin with an A.M. Best rating of A-/VII or better and certificates of the insurers evidencing the maintenance of such insurance policies shall be delivered to Landlord prior to commencement of the Term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of a coverage period.

4.3.4. Throughout the Term, Landlord shall carry and maintain commercial general liability insurance with respect to Landlord’s business, and ownership, use and occupancy of the Building, having such coverages, amounts, limits, deductibles and co-insurance as may be reasonably determined by Landlord from time to time.

4.3.5. Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss or damage to their respective property in or about or constituting a part of the Building or the Premises, as the case may be, to the extent such loss or damage is required under this Lease to be, or is actually, insured against under the injured party’s policy, including deductibles and any “all risk” endorsements thereof, whether due to negligence or any other cause. This waiver shall take priority over any indemnity obligations and other liabilities or obligations of the parties under this Lease and shall apply notwithstanding such provisions. This waiver also applies to each party’s directors, officers, employees, and agents. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party.

4.3.6. To the extent of the waivers set forth in Section 4.3.5, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any of Tenant’s property in or about the Premises, or any part thereof or any of Tenant’s equipment thereof becoming out of repair caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures, any act or neglect of Landlord or any other thing or circumstance whatsoever, whether of a like nature or of a wholly different nature. All property in or about the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof.

5. Condition of Premises. Except as otherwise provided in this Lease, Landlord has not made any other representation or warranty, either express or implied, with respect to the condition of the Premises. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in its “AS IS” condition, without any representation or warranties on the part of Landlord as to the size, location, layout, use or condition of the Premises. Landlord shall deliver physical possession and control of the Premises together with the key therefor to Tenant on the Commencement Date, structurally and mechanically sound, water tight, free of material structural or material latent defects, free of Hazardous Substances (as defined in Section 8 of this Lease), other than those used in the ordinary course of Tenant’s business prior to the Effective

Date, and in compliance with all Laws (including but not limited to any compliance with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time-to-time. In no way shall Tenant’s acceptance of the Premises limit Landlord’s liability for Hazardous Substances or for any material structural or material latent defects existing in, on or at the Premises as of the Commencement Date.

5.1 Landlord’s Title. Landlord covenants, represents, and warrants that on or before the Commencement Date, Landlord will own and hold fee simple title in and to the Building and the Premises and will have full right and authority to enter into and to execute this Lease. Landlord covenants and warrants that as of the Commencement Date, the Building and Premises are not subject to any unrecorded covenants, unrecorded conditions, and unrecorded restrictions or similar type restrictive agreements (“CCRs”) that would prohibit Tenant’s use or occupancy of the Premises. Landlord shall not (i) consent to or approve any new CCRs (whether or not recorded), nor exercise any consent or approval under any existing or new CCRs (whether or not recorded) that materially adversely affects Tenant’s use or occupancy of the Premises or which would otherwise materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

6. Repairs & Maintenance.

6.1 Tenant’s Obligations. Subject to Landlord’s obligations set forth in Section 6.4 below, during the Term, at Tenant’s sole cost and expense, Tenant shall perform all maintenance, repairs and replacements necessary to maintain all non-structural portions of the Building, including maintenance, repairs and replacements to the Building’s Systems, and the landscaping in good operating condition and repair using repairmen and service providers selected by Tenant. In connection with Tenant’s maintenance and repair obligations, Tenant shall have the right, without consent from Landlord, to hire such contractors as Tenant requires, in Tenant’s sole discretion. Additionally, Tenant shall be solely responsible for the performance of the regular removal of trash and debris using service providers selected by Tenant.

6.2 Tenant’s Right to Perform Landlord’s Obligations. If Landlord fails to maintain the Premises as set forth in Section 6.4 below, and Landlord fails to cure the same within twenty (20) days after Tenant has given Landlord notice of such failure pursuant to Section 18 (unless the failure relates to maintenance, repair or replacement of the roof, in which case Tenant shall only be required to provide Landlord with five (5) days’ prior written notice, or unless such failure results in an emergency, in which case, no prior notice is required), Tenant may, at its option, put or cause the same to be put in the condition and state of repair required by this Lease, and in such case, Landlord shall reimburse Tenant the amounts incurred by Tenant in performing such repairs within thirty (30) days after Tenant’s delivery to Landlord of written statements and copies of reasonably detailed invoices from Tenant’s contractor(s) and/or vendor(s). If Landlord fails timely to reimburse Tenant hereunder, Tenant may credit the amounts due Tenant from Landlord against any payment obligations under this Lease until such reimbursement is fully recovered. Further, in the event any repairs or construction by Landlord, whether under this Section or any other provision of this Lease, results in all or part of the Premises being closed for business or Tenant’s business being adversely impacted, Tenant’s Base Rent, Additional Rent and other charges shall be abated based on the proportion of the Premises that are closed for business or based on the extent to which Tenant’s business is adversely impacted until such time as Tenant is able to reopen such portions of the Premises for business or Landlord completes its repairs or construction (whichever is later).

6.3 Landlord’s Right to Perform Tenant’s Obligations. If Tenant fails to perform any of its obligations hereunder with respect to maintenance, repairs or replacements, within any applicable notice and cure period provided herein, then Landlord may, if it so elects but expressly without any obligation to do so, in addition to any other remedies provided herein, perform the same. Any reasonable out-of-pocket sums expended by Landlord in effecting such maintenance, repairs or replacements shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable within thirty (30) days after Tenant’s receipt of written request therefore and copies of reasonably detailed invoices from Landlord’s contractor(s) and/or vendor(s).

6.4 Landlord’s Obligations. During the Term, Landlord, at Landlord’s sole cost and expense (except as otherwise expressly provided herein), shall be responsible for promptly making any and all (a) maintenance, repairs and replacements to the Building’s Structure, and (b) all maintenance, repairs and replacements to the Parking Lot, sidewalks, driveways and any other parking and/or asphalted or paved areas; provided that the cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined in accordance with generally accepted accounting principles), and Tenant shall pay Landlord as monthly Additional Rent, the amortized portion thereof that is solely attributable to the then remaining term of this Lease.

6.5 Definitions. As used in this Lease, “Building’s Structure” means all of the Premises’ exterior and structural portions, including, without limitation, the Building’s exterior paint, surfaces and walls, the window systems (excluding plate glass), roof, roof membrane, roof covering, footings, foundations, floors, floor slabs, masonry walls, load-bearing walls, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, evaporative, life-safety, plumbing, make up air or other electrical, gas, cable, sprinkler, mechanical and all other systems; and “including” means including, without limitation.

7. Alterations. Except for any nonstructural interior alterations, additions, or improvements (including, without limitation, changing color schemes, installing new countertops, flooring, wall covering, lighting, fixtures, and modifying the layout of Tenant fixtures), Tenant shall not make or suffer to be made, any other alterations, expansions, additions or improvements (“Alterations”) in, on or to the Premises or any part thereof without the prior consent of Landlord. Landlord agrees not to unreasonably withhold, condition or delay its consent for any Alterations. Any Alterations, except movable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord unless otherwise agreed to by Landlord. Landlord shall advise Tenant in writing at the time Landlord granted consent or received notice of such Alterations if Tenant shall be required to remove such Alterations at the expiration or earlier termination of this Lease. If Landlord fails to notify Tenant at the time Landlord granted consent or received notice of such Alterations, then Landlord shall be deemed to have waived its right to require Tenant to remove such Alterations at the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, Tenant may make cuts or other penetrations in the roof of the Building, without Landlord’s prior consent so long as Tenant closes up any such cuts or penetrations to water tight condition at the expiration or earlier termination of this Lease.

7.1 Landlord’s consent to any Alterations shall be contingent upon Tenant agreeing to the following minimum conditions: (i) Tenant shall pay or cause to be paid the entire cost of the Alterations, (ii) the contractor, subcontractors and suppliers shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned d or delayed, and (iii) all plans and specifications shall be subject to the approval of Landlord.

7.2 Landlord shall give its approval or disapproval (giving reasonably detailed reasons in writing in case of disapproval) of the plans and specifications or other submissions for any Alterations requiring Landlord’s consent hereunder within fifteen (15) days after their delivery to Landlord with Tenant’s express written request for Landlord’s approval thereof (and, as to any subsequent revised plans and specifications or other submissions submitted by Tenant to Landlord, within five (5) business days after their delivery to Landlord with Tenant’s express request for Landlord’s approval thereof). In the event Landlord fails to give its approval or disapproval (giving reasonably detailed reasons in writing in case of disapproval) of such plans and specifications or other submissions within said 15-day (or 5-business day, as applicable) period, then, to the extent Tenant’s request for approval or any subsequent requests for approval expressly stated thereon, in BOLD CAPITALIZED LETTERS, that failure to respond within such 15-day (or 5-business day, as applicable) period shall be deemed Landlord’s approval of such plans and specifications or other submissions, the plans and specifications or other submissions for such Alterations so submitted shall be deemed approved by Landlord.

7.3 Tenant agrees to take all necessary steps to prevent the imposition of liens against the Premises as a result of the Alterations, and agrees to hold Landlord harmless from all liens, claims damages, costs and expenses (including reasonable attorneys’ fees) resulting from said Alterations other than those resulting from acts of Landlord or its contractors, employees, representatives or agents. Tenant shall obtain and pay for all necessary permits and shall comply with all applicable governmental requirements and insurance rating bureau recommendations. Tenant shall also obtain, at Tenant’s sole cost, or require its contractors to obtain all reasonable insurance required by Landlord during construction of the Alterations, including but not limited to builder’s risk, liability and workers compensation coverage.

8. Environmental Covenants. Tenant shall comply with all applicable Laws relating to discharge, emissions, waste, nuisance, pollution control, hazardous substances and other environmental matters as the same shall be attributable to Tenant’s operations at the Premises from and after the Commencement Date through the balance of the Term. All of the foregoing Laws are hereinafter referred to as “Environmental Laws.”

8.1 Tenant shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, certificates and registrations (hereinafter collectively referred to as “Permits”) and make all applicable filings required of Tenant under the Environmental Laws required by Tenant to operate at the Premises. The Permits and required filings shall be made available for inspection and copying by Landlord at Tenant’s offices upon reasonable notice and during business hours.

8.2 Tenant shall not cause or permit any flammable explosive, oil, contaminant, pollutant, radioactive material, hazardous waste or material, toxic waste or material or any similar substance which is or may become regulated under any applicable federal, state or local law (hereinafter collectively referred to as “Hazardous Substances”) to be brought upon, kept or used in or about the Premises in violation of Environmental Laws. Tenant shall handle, store, use and dispose of any such Hazardous Substance in compliance with all applicable Environmental Laws in a manner which is safe and does not contaminate the Premises.

8.3 If Tenant causes a release of Hazardous Substances in violation of Environmental Laws at the Premises and Tenant fails during the Term to remediate such release in accordance with applicable standards for remediation of industrial properties, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent. In addition, Tenant, at Landlord’s sole cost and expense (including reimbursement of Tenant’s reasonable attorneys’ fees) shall execute affidavits, representations and the like upon Landlord’s request for such documents for purposes of obtaining insurance, financing and the like, concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances on the Premises.

8.4 Tenant hereby agrees to indemnify and hold Landlord harmless from any liability, claim, loss, damage, or cost (including reasonable attorneys’ fees), including, without limitation, the cost of any required repair, cleanup, remediation or detoxification, arising from a breach by Tenant of this Section 8 or any actual or alleged violation of Environmental Laws by Tenant in, on, under or about the Premises or relating solely to the operation of Tenant’s business on the Premises from and after the Commencement Date through the Term. The foregoing covenants and indemnification shall survive the expiration of the Term of this Lease, provided that Tenant’s covenants and obligations shall terminate upon Tenant’s delivery of an environmental study reasonably acceptable to Landlord within two months of the end of the Lease Term that demonstrates to Landlord’s reasonable satisfaction that Tenant has no indemnification obligations, to Landlord pursuant to this Section 8.4, or that Tenant has satisfied such indemnification obligations.

8.5 Notwithstanding anything contained herein to the contrary, Landlord agrees, as to any Hazardous Substances at the Premises identified by Gaiatech pursuant to the Phase II Work (as defined in that certain Property Access Agreement dated as of March 13, 2014, by and among Power Solutions International, Inc., Carl L. Trent, Kenneth C. Trent, CKT Holdings, Inc., and Landlord) as of the Commencement Date (the “Commencement Date Hazardous Substances”) or first introduced or otherwise brought to the Premises by Landlord or its contractors, agents or employees after the Commencement Date (the “Post Commencement Date Hazardous Substances”), to remove or otherwise remediate such Hazardous Substances if and to the extent required to attain applicable remediation standards for industrial properties issued pursuant to Environmental Law as existing on the Commencement Date (i.e., as it relates to the Commencement Date Hazardous Substances) or as of the date so introduced by Landlord or its contractors, agents or employees (i.e., as it relates to the Post Commencement Date Hazardous Substances), as the case may be, at Landlord’s sole cost and expense. Landlord shall restore, at its sole cost and expense any damage caused to the Premises as a result of such access, removal or remediation by Landlord under this Section. In any entry into the Premises under this Section, Landlord shall use commercially reasonable efforts (which shall require overtime work to the extent such activity materially interferes with Tenant’s use and occupancy of or access to the

Premises) to minimize interference with Tenant’s business operations therefrom. The foregoing is not intended to apply to Hazardous Substances present on the Premises on the Commencement Date used in connection with the ordinary course of Tenant’s business, provided that such Hazardous Substances have not been placed or used at the Premises by Landlord in violation of any applicable Environmental Laws or would require reporting of a release by Landlord pursuant to applicable Environmental Laws.

8.6 Notwithstanding anything contained herein to the contrary, Tenant shall not perform (or allow to be performed) any activities at the Premises that would disturb the ground surface or subsurface and shall not conduct (or allow to be conducted) any environmental evaluation, investigation, sampling, or testing of the soil or groundwater (or surface water or sediment) at the Premises unless (i) Tenant is required by applicable Environmental Law to undertake such evaluation, investigation, sampling, or testing and Tenant provides Landlord with no less than ten (10) days advance written notice; or (ii) Landlord, in its sole discretion, agrees to such land disturbing activities or to such evaluation, investigation, sampling, or testing. In the event Tenant breaches its obligations under this Section 8.6 and Hazardous Substances are identified in connection with any such breach, Tenant shall be responsible, at its sole cost and expense, for all response actions including investigation and remediation of all such Hazardous Substances as necessary to achieve compliance with applicable Environmental Law and shall restore the Premises to substantially the same condition as existed prior to the breach.

9. Indemnification.

9.1 Indemnification of Landlord. Tenant shall indemnify, defend and hold harmless Landlord, and its respective partners, directors, members, officers, shareholders, agents and employees, from and against any and all liabilities, obligations, claims, demands, damages, penalties, causes of action, costs and expenses of every kind and nature (including reasonable attorneys’ fees), including those arising from any injury to any person (including death) or damage to property (a) sustained in, on or about the Premises, (b) resulting from the negligence or willful act or omission of Tenant, its employees, agents, contractors, invitees, licensees, or sublessees, or (c) resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant’s obligations under this Section 9.1 shall not apply to injury or damage resulting from the negligence or willful act of Landlord or its employees, agents or contractors. Notwithstanding the foregoing, this Section 9.1 shall be subject to Section 4.3.5 of this Lease.

9.2 Indemnification of Tenant. Landlord shall indemnify, defend and hold harmless Tenant, and its respective partners, directors, members, officers, shareholders, agents and employees, from and against any and all liabilities, obligations, claims, demands, damages, penalties, causes of action, costs and expenses of every kind and nature (including reasonable attorneys’ fees), including those arising from any injury to any person (including death) or damage to property (a) sustained in, on or about the Premises and resulting from the negligence or willful act of Landlord, its employees, agents or contractors, or (b) resulting from the failure of Landlord to perform its obligations under this Lease; provided, however, Landlord’s obligations under this Section 9.2 shall not apply to injury or damage resulting from the negligence or willful act of Tenant, or its employees, agents, contractors, invitees, licensees, or sublessees. Notwithstanding the foregoing, this Section 9.2 shall be subject to Section 4.3.5 of this Lease.

10. Casualty. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

10.1 Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after such Casualty (the “Repair Period”), or if the restoration and repair of the damage and destruction caused by such Casualty is not substantially completed within 240 days of such Casualty (and such date shall not be extended by a Force Majeure event), or if such damage occurs during the last year of the Term, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate, in which event this Lease shall terminate as of the date of such Casualty.

10.2 Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last year of the Term (subject to Tenant’s extension rights), or (3) Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord’s mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within sixty (60) days after the Damage Notice has been delivered to Tenant.

10.3 Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair and restore the Premises and shall proceed with reasonable diligence to repair and restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any Alterations to the Premises made by Tenant or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. For purposes hereof, the term “proceeds” shall include the deductible amount of any insurance policies maintained by Landlord and any self-insured, uninsured or co-insured portions of the risk of property loss, it being the intention of the parties that the full replacement cost of any such loss be available to pay for the restoration of the Premises, regardless of whether such amounts are insured by a third party insurance carrier or self-insured by Landlord. In the event of this Lease is terminated pursuant to any provisions of this Section 10, Rent shall be adjusted as of the date of the Casualty.

10.4 Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be equitably abated from the date of damage until the earlier to occur of (i) the date Tenant uses the entire Premises for the conduct of its business, and (ii) the ninetieth (90th) day following the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

11. Condemnation. If all or substantially all (a “total taking”) of the Premises shall be sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the Rent payable hereunder shall be apportioned accordingly as of the date of the total taking. Upon any taking of less than substantially all of the Premises, except as hereinafter provided, this Lease shall continue in force as to the part of the Premises not taken, and the Rent payable as of the date of the taking shall be reduced in proportion to the amount of square feet of the Premises taken. If the parties cannot agree upon the reduction in Rent within thirty (30) days after the taking, then the Rent shall be determined by an independent real estate appraiser or broker jointly selected by Landlord and Tenant. If any part of the Premises becomes subject to a taking and such partial taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such taking, then Tenant may terminate this Lease as of the date of such taking by giving written notice to Landlord within thirty (30) days after the taking, and Rent shall be apportioned as of the date of such taking. In the event of any such partial taking, Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall, unless this Lease has been terminated, make necessary repairs and restorations (exclusive of Tenant’s leasehold improvements and Alterations) to restore the Premises remaining to as near its former condition as circumstances will permit. If Landlord fails to complete such restoration to the Premises and the Building within one hundred eighty (180) days after the date of any taking, then Tenant may terminate this Lease at any time thereafter but prior to the date of such restoration by giving written notice to Landlord and Base Rent and Additional Rent shall be apportioned as of the date of the termination (subject to any abatement provided for herein). In any event, all damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord whether such damages are awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof; provided, however, that Tenant shall have the right to pursue such claim or claims as Tenant may have legally for relocation expenses, interruption of business, the value of any improvements and such other items which do not reduce the award or proceeds of sale payable to Landlord. Tenant shall not have any claim against Landlord for the value of the unexpired Term hereof.

12. Assignment and Subletting. Except in the case of a Permitted Transfer, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, otherwise assign, pledge, mortgage or otherwise transfer or encumber this Lease or sublet any part or all of the Premises and shall not permit any use of any part of the Premises by any other party, or any transfer of its interest in the Premises by operation of law (collectively, a “Transfer”) without obtaining Landlord’s prior written consent. Without waiving Landlord’s right hereunder to declare a default in the event of an assignment of this Lease or a subletting of the Premises or any part thereof or occupancy of the Premises by anyone other than Tenant, Landlord may collect from the assignee, sublessee or occupant, any rental and other charges herein required, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupancy, nor a release of Tenant from the performance by Tenant of this Lease. Further, Tenant at all times and under all circumstances shall remain liable to Landlord for the payment of all Base Rent and Additional Rent due and to become due and the performance of all other obligations of Tenant hereunder for the Term hereof.

12.1 If Landlord’s consent is required for a Transfer, then Landlord’s consent shall be deemed to have been given unless Landlord notifies Tenant in writing of the reasons for disapproval within ten (10) Business Days after receipt of Tenant’s written request for consent. In the event Landlord does not consent to a Transfer by Tenant, Landlord shall provide Tenant with a reasonably detailed written explanation as to the reasons for withholding such consent.

12.2 Permitted Transfers. Notwithstanding anything contained herein to the contrary, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged, reorganized, or consolidated, in accordance with applicable statutory provisions governing merger, reorganization and consolidation of business entities, so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation,

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s stock, assets, equity or other ownership interests, or

(4) any successor in interest to Tenant as a result of any initial public offering by Tenant or an affiliate, or the sale of Tenant’s or an affiliate’s stock on a nationally recognized exchange.

Permitted Transfers also shall include any initial public offering by Tenant or an Affiliate, the sale of Tenant’s or an Affiliate’s stock on a nationally recognized exchange, any change or transfer of ownership or similar event in which the acquiring entity is or will be an affiliate or successor, including without limitation any mergers, or the sale or transfer of all or substantially all of Tenant’s stock or assets to another entity. A Permitted Transfer shall serve to release Tenant of all further liability under this Lease. If Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Tenant shall promptly notify Landlord of any such Permitted Transfer, but Landlord’s consent shall not be required and Landlord shall have no right to delay, alter, or impede any of the foregoing transactions or combinations thereof. No later than fifteen (15) Business Days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question.

13. Subordination, Non-Disturbance & Attornment. Tenant’s interest under this Lease and the leasehold estate hereby created shall be subject and subordinate to the lien of any mortgage or similar lien which Landlord may now or hereafter place upon the Premises and to all of the terms and conditions thereof, all advances made thereunder, and to any renewals, extensions, modifications or replacements thereof; provided, however, that if the Lease is otherwise in full force and effect and Tenant is not in Default, such mortgagee shall agree that upon any foreclosure or sale of the Premises pursuant to the exercise of any remedy provided for in the mortgage, this Lease shall not be terminated nor affected by said foreclosure or sale, and the mortgagee shall agree that any foreclosure or sale of the Premises pursuant to the exercise of any rights and remedies under the mortgage, or otherwise, shall be made subject to this Lease and the right of the Tenant hereunder. Pursuant to the terms of the Subordination, Non-disturbance and Attornment Agreement (as defined below), Tenant shall, in the event that any proceedings are brought for foreclosure of or in the event that any exercise of the power of sale under any mortgage or similar lien made by Landlord covering the Premises is made, or if Landlord assigns this Lease, attorn to the Landlord’s successor upon any such foreclosure, sale or assignment, and shall recognize such purchaser or assignee as Landlord under this Lease. The parties hereto agree to execute such documents as may be reasonably necessary to effectuate this Section 13.

13.1 On or before the Commencement Date, or in the event a mortgage is placed of record prior to a Memorandum of Lease becoming of record, and as a condition precedent to the effectiveness of this Lease, Landlord shall provide to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement (“Subordination, Non-disturbance and Attornment Agreement”) in favor of Tenant from Landlord’s mortgagee now in existence against the Premises or the Building and as to all advances made or hereafter to be made thereon. The Subordination, Non-disturbance and Attornment Agreement shall be in recordable form and may be recorded at Tenant’s election and expense.

13.2 Within twenty (20) Business Days after Tenant’s receipt of a written request from Landlord or any Landlord’s mortgagee, Tenant shall, in writing, subordinate its rights hereunder to the interest of any future ground lessor of the land and to the future lien of any mortgage recorded against the Premises and/or the Building after this Lease is fully executed by Landlord and Tenant, and as to all advances made or hereafter to be made thereon, provided, however, that, as a condition precedent to such subordination to such future encumbrance by Tenant, such Landlord’s mortgagee shall execute a Subordination, Non-disturbance and Attornment Agreement in favor of Tenant in a form acceptable to Tenant.

14. Tenant Default. The term “Default” shall mean the following: if Tenant shall fail to (a) pay the Base Rent and Additional Rent within ten (10) Business Days after the same is due, or (b) perform any of the other covenants or conditions herein contained on the part of Tenant and such default shall continue for thirty (30) days after written notice thereof shall have been given to Tenant (except that such thirty (30) day period shall be automatically extended for an additional period of time reasonably necessary to cure such default if such default cannot be cured within such thirty (30) day period and provided Tenant commences the process of curing such default within said thirty (30) day period and pursues such cure diligently and subject to extension for delays cause by Force Majeure, Landlord, in accordance with applicable Law, may terminate Tenant’s tenancy and recover possession of and reenter the Premises without accepting a surrender of the Premises or affecting Tenant’s liability for past Rent and other charges due and other charges to accrue hereunder. In the event of such action, Landlord shall be entitled to recover from Tenant, in addition to Base Rent, Additional Rent and any other charges equivalent to Rent, all other damages sustained by Landlord on account of the breach of this Lease, including, but not limited to, the costs, expenses and attorney fees incurred by Landlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the reasonable cost of any necessary repairs, alterations and reasonable fees of any brokers, attorneys, appraisers or other professional engaged in connection with the reletting of the Premises.

14.1 As an alternative, at the election of Landlord, Landlord, in accordance with applicable Law, shall have the right to declare this Lease terminated and cancelled, without any further rights or obligations on the part of Landlord or Tenant (other than Tenant’s obligation for Rent and other charges due and owing through the date of termination), so that Landlord may relet the Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Premises.

14.2 Landlord may also elect, in addition to or in lieu of the above remedies, to accelerate the Base Rent, Additional Rent and any other charges due from Tenant to Landlord hereunder for the remainder of the Term less the then present fair rental value of the Premises for such period, such amount to be discounted at the rate of eight percent (8%) per annum to their then present worth, all of which amounts shall be immediately due and payable from Tenant to Landlord.

14.3 Landlord may, in addition to the remedies referenced herein, or in lieu thereof, pursue such other remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as available at law or otherwise.

14.4 In addition to any remedies available to it at law or in equity, Landlord may, but shall not be obligated to, perform the same for and on behalf of Tenant, the reasonable cost of which performance, upon the proper payment thereof, together with all interest and penalties necessarily paid in connection therewith and any and all other damages incurred by Landlord as a result of any such Default, shall be paid to Landlord by Tenant following receipt of written demand and supporting evidence for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, with interest thereon at the rate set forth in Section 14.6, from the date of each expenditure and/or incurrence.

14.5 Notwithstanding the foregoing provisions of this Section and regardless of whether an event of Tenant’s Default shall have occurred, such curative action by Landlord may be taken without any notice if Landlord, in its good faith opinion, reasonably believes: (i) it would be materially injured by failure to take rapid action; or (ii) the condition complained of constitutes an emergency.

14.6 Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at a floating annual rate equal to two percent (2%) per annum in excess of the prime rate of interest published from time to time in The Wall Street Journal (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any Default by Tenant under this Lease (provided that, on the first two (2) occasions of late payment of Rent occurring in any Lease Year, such interest shall not accrue unless Tenant fails to pay such delinquency within five (5) Business Days after Landlord gives written notice of such delinquency to Tenant, but on the third and any subsequent occasion of late payment of Rent occurring in any Lease Year, no such notice from Landlord shall be required for interest to accrue as otherwise provided in this Section).

14.7 A waiver by either party of a breach or default by the other party under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of the non-defaulting party to assert any breach or to declare a default by the other party shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

14.8 Landlord shall be obligated to use commercially reasonable efforts to mitigate its damages as a result of a Default by Tenant.

15. Landlord Default. If Landlord fails to perform or observe any of the obligations on Landlord’s part to be performed or observed pursuant to this Lease, and such failure continues for thirty (30) days after written notice thereof is sent by Tenant to Landlord informing Landlord of such failure, then Landlord shall be deemed to be in default under this Lease; provided, however, that if the failure set forth in Tenant’s notice is such that it requires more than thirty (30) days to correct, Landlord shall not be deemed to be in default hereunder if Landlord: (i) promptly and diligently commences curing the failure within thirty (30) days after written notice is sent by Tenant to Landlord informing Landlord of such failure; and (ii) diligently prosecutes the cure to completion and subject to extension for delays cause by Force Majeure. Any monetary judgment obtained by Tenant shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency. If a Landlord default cannot be cured within the time periods provided for in this Section, Tenant shall have the right to credit any damages resulting therefrom or other claimed amount against any Base Rent, Additional Rent, or other sum then or thereafter due Landlord.

16. Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies the non-defaulting party may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as the non-defaulting party may elect. The exercise of any remedy by shall not be deemed an election of remedies or preclude the non-defaulting party from exercising any other remedies in the future.

17. Costs and Attorney Fees. Upon any dispute between Landlord and Tenant under this Lease or any action to enforce or interpret the provisions of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, taxable costs and expenses incurred in contesting such dispute or pursuing such action.

18. Notices. All notices and demands by any party to any other shall be given in writing and either personally served, sent by Federal Express or other nationally recognized overnight delivery service or by United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

IF TO LANDLORD:	448 W. Madison LLC W89812 Lake Lorraine Road Delevan, Wisconsin 53115 Attention: Carl Trent With a copy to: Godfrey & Kahn, S.C. 780 N. Water Street Milwaukee, WI 53202 Attention: John A. Dickens
IF TO TENANT:

Professional Power Products, Inc.

c/o Power Solutions International, Inc.

101 Mittel Drive

Wood Dale, Illinois 60191

Attention:

With a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street, Suite 1900

Chicago, Illinois 60661

Attention: Jeffrey Patt

Any party may, upon prior written notice to the others, specify a different address for the giving of notice. Notices shall be effective on the date of personal service or one (1) Business Day after sending if sent by overnight courier or two (2) Business Days after sending if sent by certified mail, return receipt requested.

19. Termination. Upon the termination of this Lease, by expiration or otherwise, Tenant shall peaceably surrender the Premises to Landlord in as good condition and repair, excepting ordinary wear and tear, casualty, condemnation, and damage from any cause not required to be repaired or replaced by Tenant. All Equipment, Alterations and other decorations made to the Premises by Tenant shall remain and be the property of the Landlord unless Landlord shall require Tenant, at Tenant’s expense, to remove any such Alterations or decorations and subject to the terms and conditions of Section 4.3.5., repair the damage caused by such removal pursuant to and strictly in accordance with Section 7 of this Lease. All furniture, equipment and unattached movable personal property owned by Tenant may (and upon

Landlord’s request shall) be removed from the Premises by Tenant no later than the termination date, and Tenant. subject to the terms and conditions of Section 4.3.5., shall repair any and all damage caused by such removal. If the Premises are not surrendered upon the termination of this Lease as set forth herein, Tenant shall indemnify Landlord against all actual direct loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claim made by any succeeding tenant founded on such delay. Tenant shall also surrender all keys to the Premises and shall inform Landlord of combinations in any locks, safes and vaults, if any, in the Premises.

20. Quiet Enjoyment. Landlord covenants that, so long as no uncured Default then exists, Tenant shall and may peaceably hold and enjoy the Premises during the Term of this Lease, without interruption or disturbance from any person.

21. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of this Lease without Landlord’s express written consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, upon all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy; provided, that Base Rent during this month-to-month holdover period shall be one hundred fifty percent (150%) of the Base Rent applicable during the last month of the Term.

22. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained, provided that the successor in interest of Landlord assumes in writing Landlord’s obligations hereunder arising from and after the transfer date, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease.

23. Right of Entry. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, and Landlord performs such activities in a manner consistent with Tenant’s reasonable safety and security procedures, Landlord, upon 48 hours prior notice to Tenant (except in an emergency, in which case, only notice as is reasonably in the circumstances required), shall have the following rights: to enter the Premises to inspect the same; to supply any service to be provided by Landlord hereunder; to show the Premises to prospective purchasers, mortgagees or tenants, provided, however, that any showings to prospective tenants shall be limited to the last six (6) months of the Term; to post notices of non-responsibility; and to alter, improve, or repair the Premises and any portion of the Building, all without abatement of Rent except as otherwise provided in this Lease. In such case Landlord may use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where required by the character of the work to be performed, provided that such work shall not unreasonably interfere, affect or interrupt or interfere with Tenant’s use, business or operations in the Premises or obstruct the visibility or ingress to and egress from the Premises. Except as otherwise provided in this Lease, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. In the event of substantial, material or unreasonable interference, Landlord shall first obtain the written consent of Tenant, which consent shall not be unreasonably withheld, and the Rent shall be abated based on the degree of interference with Tenant as described above. For each of the aforesaid purposes, Landlord shall at all times have a key with which to unlock all of the doors in, upon, or about the Premises, excluding any vaults and safes or special security areas (which must be designated in advance by Tenant and approved in writing by Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary to open such doors in an emergency. Any entry to the Premises or portions thereof obtained by Landlord by any of such means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall, however, be liable for any damage or injury to persons or property caused by any negligent, willful, or wanton act or omission of Landlord, its agents, employees, guests, invitees or contractors resulting from their entry onto or repair or any other work performed on the Premises. Landlord shall immediately restore the Premises to its condition existing prior to any such entry.

24. Estoppel Certificates. From time to time, either party hereto shall furnish to any party designated by the other, within ten (10) days after request, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), and (b) the dates to which the Rent and other charges have been paid, and (c) that, so far as the responding party knows, the other party is not in default under any provisions of this Lease (or if the responding party knows of any such default, specifying the same) and (d) such other factual matters as the requesting party may reasonably require. It is intended that any such statement may be relied upon by the requesting party or the party on whose behalf the certificate is being requested.

25. Signage. Tenant shall maintain, at Tenant’s sole expense, all currently existing signage located upon the Premises in good condition and repair. Tenant may modify the existing signage, construct or place additional signs, awnings, marquees, or other structures projecting from the exterior of the Building without the written consent of Landlord. Any signs placed on the Premises by Tenant shall be the sole expense of Tenant and such signs must comply with all Laws. Tenant shall remove, at Tenant’s sole expense, any signage at the expiration of the Term of the Lease, including any Option Term(s), or the early termination of the Lease as provided herein. Subject to the terms and conditions of Section 4.3.5, Tenant shall repair, at Tenant’s sole expense, all damage to the Premises caused by the removal of any of Tenant’s signage. Landlord shall not allow any signage or other advertisements for Landlord or any third party to be placed upon the exterior walls or roof of the Building or upon the Premises without Tenant’s express written approval, which shall be in Tenant’s sole discretion. During the Term, Landlord shall not remove, block, or otherwise interfere or tamper with Tenant’s signage without Tenant’s prior written consent, which may be withheld in Tenant’s sole discretion. In the event Landlord does remove Tenant’s signage, Landlord shall be responsible, at its sole cost and expense, for providing professionally prepared temporary signage during any period of removal (which temporary signage must be approved by Tenant before installation) and for promptly reinstalling Tenant’s signage and repairing any damage to the signage and/or the exterior of the Premises caused by the removal.

26. Leasehold Mortgage.

26.1 Tenant’s Right. Tenant shall have the right to encumber its leasehold interest in the Premises under any Leasehold Mortgage and to the extent that granting of such Leasehold Mortgage requires the consent of any secured lender of Landlord, Landlord shall undertake all commercially reasonable efforts to obtain such consent. The Leasehold Mortgagee shall have the right to foreclose upon the leasehold estate pursuant to the terms of the Leasehold Mortgage and if the Leasehold Mortgagee or another third party (“Acquiring Party”) acquires title to the leasehold estate pursuant to a foreclosure sale or a deed in lieu of foreclosure, said Acquiring Party shall be recognized and considered as the tenant under this Lease and shall have all of the rights and benefits of Tenant hereunder. The Acquiring Party shall not be liable for any act, omission and/or breach of this Lease by any prior tenant, and the Acquiring Party shall only be liable for obligations under this Lease first arising from and after the date the Acquiring Party acquires the leasehold estate. The Acquiring Party shall have the right to assign and transfer this Lease without first obtaining Landlord’s consent. Upon any transfer or assignment of this Lease by the Acquiring Party, the Acquiring Party shall be automatically released and discharged from all liability thereafter accruing under this Lease. As used herein, (i) the term “Leasehold Mortgage” shall mean each and every recorded mortgage, deed of trust, deed to secure debt, collateral assignment of lease or other similar instrument creating a lien or other encumbrance on any portion of Tenant’s leasehold estate (regardless of the priority thereof, and any modification of any of the terms thereof, including, without limitation, any extension, renewal or refinancing of any indebtedness secured thereby or any additional advance secured by any Leasehold Mortgage or any additional Leasehold Mortgage given to secure the same; and (ii) the term “Leasehold Mortgagee” shall mean any person which makes or holds any Leasehold Mortgage, it being understood that Tenant may at any time and from time to time, concurrently or otherwise grant one or more Leasehold Mortgages and each such holder shall be deemed to be a “Leasehold Mortgagee.” Notwithstanding the foregoing, no party may be deemed a “Leasehold Mortgagee” unless Tenant has provided Landlord written notice stating the name, address for notices and contact person for such party.

26.2 Bankruptcy of Landlord. Landlord agrees that in any case commenced by or against Landlord under Title 11 of the United States Code (the “Bankruptcy Code”), if Landlord elects to reject this Lease pursuant to the provisions of the Bankruptcy Code, the rejection will not terminate this Lease but will be treated only as a breach of this Lease by Landlord. Landlord further agrees that in such bankruptcy case Tenant shall be deemed in possession of the Premises for purposes of Section 365(h) of the Bankruptcy Code, whether Tenant has retained actual occupancy and use, or has by sublease, assignment or license permitted third parties to occupy and use portions of the Premises; and as a result, upon a rejection of this Lease by Landlord the Tenant shall have the right to elect to remain in possession of the Premises under Section 365(h). Landlord acknowledges that Leasehold Mortgagee shall have a lien on any rights and interests acquired or retained by Tenant as a result of Landlord’s rejection of this Lease. Landlord further agrees that following rejection of this Lease, if Tenant assigns to Leasehold Mortgagee or any third party its interest in this Lease or its interest or right to remain in possession of the leasehold under Section 365(h) of the Bankruptcy Code (in accordance with the terms and conditions of this Lease which permit Tenant to assign its interests thereunder), then such assignee shall have all of the rights of Tenant, and Landlord will not assert that this Lease has been terminated, nor will Landlord otherwise attempt to limit, modify or prohibit the assignment of such interests. Landlord acknowledges that Leasehold Mortgagee has in such bankruptcy case a power of attorney or other right to act for and on behalf of the Tenant in relation to any proposed rejection or assumption of this Lease, and as such Leasehold Mortgagee shall have standing to appear and act as a party to this Lease for purposes of Section 365 of the Bankruptcy Code (but Leasehold Mortgagee shall not have any obligations under this Lease unless Leasehold Mortgagee expressly assumes the same). Landlord shall, during its bankruptcy case, serve on the Leasehold Mortgagee a copy of all notices, pleadings or documents which would otherwise be given to Tenant, and service shall be contemporaneous with and in the same manner as given to Tenant.

26.3 New Lease with Leasehold Mortgagee. If this Lease or Tenant’s rights thereunder are terminated, whether by reason of default of Tenant or Landlord, rejection of this Lease in any bankruptcy case, voluntary surrender and acceptance, or otherwise, then Landlord shall give written notice of such termination to Leasehold Mortgagee. Leasehold Mortgagee or its nominee shall have the option, exercisable by written notice to Landlord delivered no later than forty-five days following the date on which the Leasehold Mortgagee receives Landlord’s notice of termination, to receive from Landlord a new lease (the “New Lease”) of the Premises for the remaining term of this Lease at the rent and on the same terms, covenants and conditions as this Lease. If Leasehold Mortgagee exercises such option to obtain a New Lease, Leasehold Mortgagee shall pay to Landlord any amounts of money owing to Landlord by Tenant under the terms of this Lease, and Leasehold Mortgagee then shall be subrogated to the rights of Landlord against Tenant for the same. Leasehold Mortgagee and its nominee shall not be liable for or otherwise required to cure any defaults of Tenant of a nonmonetary nature or any defaults which are personal to Tenant (such as, for example, any default arising by virtue of any bankruptcy, insolvency or dissolution of Tenant). If Leasehold Mortgagee designates Tenant to enter into the New Lease in accordance with the terms hereof, Tenant and Landlord acknowledge and agree that Leasehold Mortgagee shall have the right to encumber the New Lease and the estate created thereby with a leasehold mortgage (the “New Mortgage”) on the same terms and conditions as the Leasehold Mortgage, except that the New Mortgage shall secure a first lien priority on the leasehold interest created by the New Lease.

26.4 No Amendment; Termination. Landlord shall not modify or amend any of the terms or provisions of this Lease, terminate or cancel this Lease, accept a surrender thereof or permit the rights of Tenant under this Lease to be waived, unless the prior written approval of Leasehold Mortgagee has been obtained. Landlord agrees that no termination, cancellation, surrender, amendment, restatement, modification or subordination of, or waiver of any of Tenant’s rights under, this Lease shall be binding on Leasehold Mortgagee without its prior written consent.

26.5 Personal Property and Subleases Subordinate. Landlord’s interest, if any, in and to any personal property owned by Tenant and located at the Premises and any subleases entered into by Tenant for all or any portion of the Premises and the rents, issues and profits therefrom are and shall remain subordinate to the lien of the Leasehold Mortgage.

26.6 Sale of Loan. Leasehold Mortgagee may at any time, without Landlord’s consent, sell, assign, participate or securitize all or any portion of Leasehold Mortgagee’s rights and obligations under the Leasehold Mortgage, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Leasehold Mortgagee’s sole discretion. The entirety of this Section 26 shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Leasehold Mortgagee and its successors and assigns, including, without limitation, each and every owner and holder of the Leasehold Mortgage, each person who, pursuant to proceedings to enforce the Leasehold Mortgage or conveyance in lieu of such proceedings, may succeed to Tenant’s interest under this Lease, and each person who may thereafter acquire Tenant’s interest under this Lease by purchase or otherwise.

26.7 Leasehold Mortgagee’s Liability. Notwithstanding anything to the contrary contained in this Lease, if Leasehold Mortgagee or any Acquiring Party shall succeed to the interest of Tenant under this Lease, Leasehold Mortgagee and such Acquiring Party shall have no personal liability as successor to Tenant, and Landlord shall look only to the estate and property of Leasehold Mortgagee and such Acquiring Party in the Premises or the proceeds thereof for the satisfaction of Landlord’s remedies for the collection of a judgment requiring the payment of money in the event of any default under this Lease. Notwithstanding anything to the contrary contained in this Lease, Leasehold Mortgagee or any Acquiring Party shall not be liable to Landlord for any liability or obligation of Tenant under this Lease unless and until Leasehold Mortgagee or such Acquiring Party shall take title to the Premises, and thereafter, upon the assignment, sale or other transfer by Leasehold Mortgagee or such Acquiring Party of its interest as under this Lease, Leasehold Mortgagee and such Acquiring Party shall be released from liability under this Lease as of the effective date of such assignment, sale or transfer, provided that the assignee agrees to be bound by the terms and conditions of this Lease, as modified hereby.

26.8 Notice and Cure Rights. Landlord shall provide any and all Leasehold Mortgagees with copies of all notices of breach or default that are delivered to Tenant contemporaneously with the furnishing of such notices to Tenant. Landlord agrees that no notice given under this Lease shall be effective against any Leasehold Mortgagee unless a copy has been delivered to such Leasehold Mortgagee in accordance with the terms of this Section 26.8. Landlord shall not take any action to terminate this Lease as a result of said default, provided (a) Leasehold Mortgagee commences action (within sixty (60) days of the receipt of such notice) (i) to cure (or cause the cure) of) the default or (ii) to foreclose upon the Premises and (b) Leasehold Mortgagee diligently pursues such cure or foreclosure. Landlord acknowledges and agrees that the cure of certain defaults may require possession or control of the Premises, and the exercise of rights and remedies under the Leasehold Mortgage shall constitute diligent action by Leasehold Mortgagee to cure the default. Any default which by its nature is incapable of being cured by Leasehold Mortgagee or any other third party who acquires title to the leasehold estate under this Lease pursuant to a foreclosure sale or a deed in lieu of foreclosure shall be waived by Landlord upon such foreclosure or deed in lieu thereof. Any notice, demand, request, or other instrument given by Landlord to Leasehold Mortgagee shall be delivered to Leasehold Mortgagee at such address as Leasehold Mortgagee may provide to Landlord in writing from time to time.

27. Miscellaneous.

27.1 Force Majeure. Other than for Landlord’s or Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (individually, and collectively, “Force Majeure”).

27.2 Consent. Except where otherwise expressly provided for in this Lease, any consent or approval required under this Lease, pursuant to the terms of this Lease, may not be unreasonably withheld, conditioned or delayed.

27.3 Exhibits and Schedules. All of the exhibits and attachments attached hereto are incorporated herein by this reference.

27.4 Landlord Waiver of Lien. Landlord hereby waives any and all lien rights it may have, statutory or otherwise, concerning the personal property or fixtures of Tenant which shall be considered personal property for purposes of this Lease, and Landlord gives Tenant and any secured lender who holds a lien on any of the asset of Tenant the right to remove all or any portion of the same from time to time, whether before or after a Default by Tenant under this Lease, in Tenant’s and/or such secured party’s sole discretion and without Landlord’s consent. Notwithstanding the foregoing, at Tenant’s request, Landlord shall execute and deliver to Tenant’s secured lender a commercially reasonable form of Landlord Waiver whereby Landlord subordinates any security interest or right of distraint in favor of Tenant’s secured lender.

27.5 Antenna. Tenant shall have the right to place communications dishes, antennae and related equipment (collectively the “Antenna Equipment”) on the roof of the Building for its own use. Placement of the Antenna Equipment will comply with all applicable Laws. There shall be no charge to Tenant during the Term or any Extension Terms for the placement of Antenna Equipment. The specific location of the Antenna Equipment, and the plans and specifications for such equipment and its installation, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall have unrestricted twenty four (24) hours per day, seven (7) days per week access to the Antenna Equipment. If the rooftop is secured and not open to access, Landlord shall provide Tenant with the necessary keys or a procedure whereby Tenant can obtain access at any time. Upon vacating the Premises, Tenant shall remove the Antenna Equipment installed pursuant to this Section and shall restore the roof to substantially its condition prior to installation of the Antenna Equipment described herein, reasonable wear and tear and casualty damage excepted. With Landlord’s approval as to location and manner of installation, which shall not be unreasonably withheld, conditioned, or delayed, Tenant shall be entitled to install, connect, run, and maintain fiber optic conduits, telephone lines, and other wiring within the Building which shall be reasonably located so as not materially to interfere with other tenants. Tenant shall also be entitled to upgrade the power supply to the Antenna Equipment. Tenant shall receive any condemnation award related to the Antenna Equipment installed by Tenant pursuant hereto. Tenant, Landlord, and any other tenant or licensee in the Building operating communications dishes, antennae, or other telecommunications equipment shall (1) operate their equipment within the technical parameters specified by its manufacturer and/or as defined by the FCC, and (2) shall not use any portion of the Building in any way which causes radio frequency and/or electrical interference with any equipment of another tenant or licensee operated prior in time to the interfering equipment and in accordance with subsection (1) hereof. In the event of any such interference by Landlord or Tenant, Landlord or Tenant shall terminate the interference (as applicable). In the event the interference is caused by Landlord’s tenants or licensees, Landlord shall use its best efforts to cause such interference be terminated. Tenant shall also have the right to place Antenna Equipment within the Premises.

27.6 Limitation of Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the equity interest of Landlord in the Premises, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The liability of Tenant (and its partners, shareholders or members) to Landlord (or any person or entity claiming by, through or under Landlord) for any default by Tenant under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Landlord’s actual direct, but not consequential, damages therefor, and Tenant (and its partners, shareholders or members) shall not be personally liable for any deficiency

27.7 Binding Effect. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.

27.8 Execution; Entire Agreement. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease and the exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are set forth herein. Tenant confirms that Landlord has made no representations, warranties or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations, warranties or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant.

27.9 Interpretation. This Lease shall be governed, construed and enforced in accordance with the laws of the State of Wisconsin. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties other than are herein set forth. This Lease shall not be construed in favor of either Landlord or Tenant regardless of who prepared this Lease.

27.10 Corporate Authority. If Tenant is an entity, the individuals executing this Lease on behalf of Tenant each warrant and represent that Tenant is a duly constituted entity organized under and in good standing under the laws of the State of Illinois; that Tenant is in good standing as a foreign corporation in the State of Wisconsin; that the persons executing and delivering this Lease on behalf of Tenant are duly authorized by Tenant to execute and deliver this Lease on behalf of Tenant; and that all necessary actions have been taken which are necessary to authorize and approve this Lease and to authorize the signatory hereto to execute and deliver the same and bind Tenant to the terms and provisions hereof. If Landlord is an entity, the individuals executing this Lease on behalf of Landlord each warrant and represent that Landlord is a duly constituted entity organized under and in good standing under the laws of the State of Wisconsin; that Landlord is in good standing as a corporation in the State of Wisconsin; that the persons executing and delivering this Lease on behalf of Landlord are duly authorized by Landlord to execute and deliver this Lease on behalf of Landlord; and that all necessary actions have been taken which are necessary to authorize and approve this Lease and to authorize the signatory hereto to execute and deliver the same and bind Landlord to the terms and provisions hereof.

27.11 Waivers. One or more waivers of any covenant or condition by either party shall not be construed as a waiver of a subsequent breach of the same covenant or condition.

27.12 Memorandum of Lease. Landlord and Tenant shall, upon request of either party, execute a commercially reasonable short form or memorandum of lease, in recordable form, evidencing the existence of this Lease.

27.13 Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Lease effective as of the date first above written.

LANDLORD:

448 W. MADISON LLC

By:	/s/ Carl Trent
Carl Trent, sole member

TENANT:

PROFESSIONAL POWER PRODUCTS, INC.

By:	/s/ Kenneth C. Trent
Name:	Kenneth C. Trent
Its:	Chief Operating Officer/Secretary

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

PARCEL 1:

Lot 14 of Darien Business Park - Plat 2 as recorded in Cabinet C, Slide 32 as Document No. 418992, Village of Darien, Walworth County, Wisconsin.

EXCEPTING THEREFROM all that portion thereof as set forth in a Warranty Deed from Carl L. Trent to the State of Wisconsin, Department of Transportation, recorded September 11, 2006 as Document No. 687760, and being more fully described as:

Parcel 6 of Transportation Project Plat 3150-02-20-4.04 recorded in Volume D, of Transportation Project Plats, Page 47, as Document Number 677534, on 5/25/2006 in Walworth County Office of the Register of Deeds.

Tax Key No: QDBP2 00002

PARCEL 2:

Lot 10 of Darien Business Park as recorded in Cabinet C, Slide 5 as Document No. 370562, Village of Darien, Walworth County, Wisconsin,

EXCEPTING THEREFROM all that portion thereof as is set forth in a Warranty Deed from Gerald W. Pelishek to the State of Wisconsin, Department of Transportation recorded as Document No. 685766 and being more fully described as:

Parcel 9 of Transportation Project Plat 3150-02-20-4.05 recorded in Volume D of Transportation Project Plats, Page 48 (Slide) as Document No. 677535 on May 25, 2006 in the Walworth County office of the Register of Deeds; also described as: part of Lot 10 of Darien Business Park, a recorded plat, located in the Southwest 1/4 of the Northwest 1/4 of Section 27, T2N, R15E, Village of Darien, Walworth County, Wisconsin.

Tax Key No: QDBP 00010

A-1